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                                                                 Exhibit (a)(4)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                  BRYLANE INC.

                                       AT

                              $24.50 NET PER SHARE

                                       BY

                        BUTTONS ACQUISITION CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF

                         PINAULT-PRINTEMPS-REDOUTE S.A.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON MONDAY, APRIL 12, 1999 UNLESS THE OFFER IS EXTENDED.

                                                                  March 16, 1999

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

We have been appointed by Buttons Acquisition Corporation, Inc., a Delaware corporation (the "Purchaser"), and an indirect wholly owned subsidiary of Pinault-Printemps-Redoute S.A., a French societe anonyme ("Parent"), to act as Dealer Manager in connection with its offer to purchase all outstanding shares (the "Shares") of common stock, par value $0.01 per share, of Brylane Inc., a Delaware corporation (the "Company"), at $24.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated March 16, 1999 (the "Offer to Purchase"), not beneficially owned by Parent, and the related Letter of Transmittal (which, together with the Offer to Purchase, each as amended or supplemented from time to time, constitute the "Offer"), copies of which are enclosed herewith.

For your information and for forwarding to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1.  The Offer to Purchase;

          2. The Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

          3. The Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase);

          4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

          5. A letter from the President and Chief Executive Officer of the Company accompanied by the Solicitation/ Recommendation Statement on
     Schedule 14D-9 issued by the Company; and

          6. A return envelope addressed to ChaseMellon Shareholder Services LLC as the Depositary (the "Depositary").
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Upon the terms and subject to the conditions of the Offer (including, if the
Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will be deemed to have accepted for payment, and will pay for, all Shares validly tendered and not properly withdrawn by the Expiration Date if, as and when Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of the tender of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (or confirmation of a book-entry transfer of such Shares into the Depositary's account at DTC (as defined in the Offer to Purchase)), a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) (unless, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) is utilized) and any other documents required by the Letter of Transmittal.

The Board of Directors of the Company, based upon, among other things, the unanimous recommendation of a committee of the Board of Directors comprised of three independent directors, has unanimously determined that each of the Offer and the Merger (as defined herein) is fair to, and in the best interests of, the stockholders of the Company (other than Purchase and Parent) and has approved the Offer, the Merger and the other transactions contemplated by the Merger Agreement (as defined below) and recommends that stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 10, 1999, by and among, Parent, Purchaser and the Company (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Purchaser or any wholly owned subsidiary of Purchaser, Shares held in the treasury of the Company and Shares, if any, held by stockholders who have perfected their dissenters rights under Section 262 of the Delaware General Corporation Law) will be converted in the right to receive $24.50 in cash, without interest thereon, or any higher price paid in the Offer.

The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer, that number of Shares which, when aggregated with the Shares currently beneficially owned by Parent represent at least 90% of the total number of outstanding Shares, on a fully diluted basis, on the date of purchase, provided, that if the Offer is extended past its initial expiration, Purchaser may accept for payment or pay for tendered Shares which, when aggregated with the Shares currently beneficially owned by Parent, represent at least 75% of the total number of outstanding Shares, on a fully diluted basis, on the date of purchase.

In order to accept the Offer, a duly executed and properly completed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, should be sent to the Depositary, and either certificates representing the tendered Shares should be delivered or such Shares must be delivered to the Depositary pursuant to the procedures for book entry transfers, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

If holders of Shares wish to tender their Shares, but it is impracticable for them to deliver their certificates on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Information Agent and the Depositary as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding materials to their customers. Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 12, 1999, UNLESS THE OFFER IS EXTENDED.
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Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

                                         Very truly yours,

                                         J.P. Morgan Securities Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF PARENT, PURCHASER, THE COMPANY, ANY AFFILIATE OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.